                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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    / /  Filed by a party other than the registrant

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ATLANTIC PHARMACEUTICALS, INC.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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
                           SOLICITATION IN OPPOSITION
                                      AND
                         CONSENT SOLICITATION STATEMENT
                                       OF
                         ATLANTIC PHARMACEUTICALS, INC.

    This Solicitation in Opposition and Consent Solicitation Statement (the "Solicitation") and the accompanying form of written consent are furnished by Atlantic Pharmaceuticals, Inc. (the "Company") in connection with its solicitation of written consents from the holders of common stock, par value $0.001 per share, of the Company (the "Common Stock") and of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Preferred Stock" and, together with the Common Stock, the "Stock"), to take the following actions without a meeting of the Company's stockholders, as permitted by the General Corporation Law of the State of Delaware (the "DGCL"):

    1. Remove Steve H. Kanzer from the Board of Directors (the "Board") of the Company (the "Director Removal Proposal"); and

    2. Amend the Company's Certificate of Incorporation to delete in its entirety clause (vii) of Section 6(b) of the Certificate of Designations of Series A Convertible Preferred Stock of the Company (the "Charter Amendment Proposal" and, together with the Director Removal Proposal, the "Company Proposals").

    This Solicitation also serves as the Company's statement in opposition to the proposals (the "Insurgent Proposals") for which the consent of the Company's stockholders has been or will be solicited by Steve H. Kanzer, A. Joseph Rudick and Frederic P. Zotos (collectively, the "Insurgents") in the Preliminary Proxy Statement on Schedule 14A filed by the Insurgents with the U.S. Securities and Exchange Commission (the "SEC") on January 13, 1999 (the "Insurgent Solicitation").

    Stockholders of the Company are being asked to express their consent to the Company Proposals by MARKING, SIGNING, DATING AND MAILING the enclosed consent form and returning it promptly in accordance with the instructions set forth below.

    The Board RECOMMENDS THAT YOU CONSENT TO EACH OF THE COMPANY PROPOSALS and that you WITHHOLD YOUR CONSENT TO EACH OF THE INSURGENT PROPOSALS.

                          SUMMARY OF CONSENT PROCEDURE

    The Solicitation will be sent to the Company's stockholders as soon as practicable following the earlier of (i) February 5, 1999 or (ii) approval by the SEC. The Company Proposals will become effective on the date when the written consents of holders of a majority of the shares of Stock outstanding on January 25, 1999 (the "Record Date") are delivered to the Company, provided (i) that each of those consents is delivered to the Company within 60 days of the earliest consent duly delivered to the Company and otherwise in accordance with the DGCL and with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act") and (ii) that the Insurgent Proposals have not first become effective.

    In the event that you have already signed and mailed a form of Consent of Stockholder to Action Without Meeting consenting to the Insurgent Proposals, you may revoke your consent to the Insurgent Proposals in a dated writing mailed as instructed in the Insurgent Solicitation, or by consenting in writing to the Company Proposals. However, such revocation or consent will only be effective if received by the Company prior to its receipt of written consents from stockholders holding a majority of the voting power of the Stock in favor of the Insurgent Proposals. Consequently, should you wish to vote in favor of the Company Proposals, THE COMPANY RECOMMENDS THAT YOU EXPRESSLY REVOKE YOUR EARLIER CONSENT TO THE INSURGENT PROPOSALS IN THE MANNER DESCRIBED ABOVE.

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
    If you have not yet completed or mailed the Consent of Stockholder to Action Without Meeting supplied in connection with the Insurgent Solicitation, your failure to do so shall effectively serve as a "no" vote on the Insurgent Proposals. However, in order to vote in favor of the Company Proposals, you must indicate your consent thereto and return the enclosed form of Consent to the Company.

    At the close of business on the Record Date, there were [approximately
          ] shares of Common Stock and [          ] shares of Preferred Stock
outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder as of the Record Date. As of the Record Date, each share of Preferred Stock was convertible into 3.27 shares of Common Stock. Consequently, the Preferred Stock was as of such date
entitled to an aggregate of [         ] votes. The total voting power
represented by the total Stock as of the Record Date was [         ], of which
[         ] votes constitute the majority required for adoption of the Company
Proposals. Stockholders may not cumulate votes.

    THE BOARD RECOMMENDS THAT YOU CONSENT TO EACH OF THE COMPANY PROPOSALS AND WITHHOLD CONSENT TO EACH OF THE INSURGENT PROPOSALS. YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED CONSENT FORM AND RETURN IT PROMPTLY. FAILURE TO SIGN AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

    If your shares of Stock are held in your name, please mark, sign, date and mail the enclosed consent form to Ms. Margaret A. Schalk at the Company's address below in the postage-paid envelope provided. If your shares of Stock are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for the consent form representing your shares to be marked, dated, signed and mailed. Only that institution can execute a consent form with respect to your shares in the name of that institution and only upon receipt of specific instructions from you. The Company urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to Ms. Schalk at the address set forth below so that the Company is aware of all instructions given and can attempt to ensure that those instructions are followed.

    Please return your completed consent form (or a copy of institution instructions), and direct any questions regarding the Company Solicitation or the Company Proposals to:

                             Ms. Margaret A. Schalk
                         Atlantic Pharmaceuticals, Inc.
                       1017 Main Campus Drive, Suite 3900
                               Raleigh, NC 27606
                           Telephone: (919) 513-7020
                              Fax: (919) 513-7021

                   REASONS FOR THE SOLICITATION IN OPPOSITION
                           TO THE INSURGENT PROPOSALS

    The principal reason stated in the Insurgent Solicitation as to why the Company's stockholders should consent to the Insurgent Proposals is that the Company's Board does not "place a greater emphasis on the enhancement of shareholder value and pursue strategic alternatives." The Insurgent Solicitation states that there has been a "fundamental change in the U.S. biotechnology industry" and that "the Company must adapt to this environment by seeking a business combination with one or more entities, by acquiring additional new proprietary medical technologies having near term profit potential, or both." Last, the Insurgents state their opinion that the current Board "has been unwilling to recognize the nature of the current market and position the Company accordingly." For the following reasons, the Board does not believe that the Insurgent Proposals are in the best interests of the Company's stockholders.

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    The Insurgents' view that the most appropriate strategy for the Company is to have access to, or develop late-stage products belies their underlying assumption that the Company's current technology and product portfolio cannot sustain any continued market value appreciation. By virtue of their proximity to market, late-stage products are limited in their availability, expensive to acquire and even more expensive to develop. The Insurgents also propose a merger or sale of the Company. The Board is by no means opposed to a potential business combination. In fact, the Company has considered four such transactions during the last six months. Of the candidates involved, two were identified by Board members individually, and two were proposed to the Company by Paramount Capital, Inc. ("Paramount") pursuant to a fee-based advisory agreement and are companies the Board believes to be financed and significantly owned by Paramount or its affiliates. After evaluating the technological, financial and strategic merits of each opportunity, the Board concluded that the two presented by Paramount were inappropriate and not in the best interests of the Company's stockholders, and that the proposed transactions would have saddled the Company with significant debt and/or an unwieldy and dilutive capital structure or would abandoned the Company's products and technologies in order to access its cash reserves. Of the two potential business combinations initiated by individual Board members, one was deemed unworthy for presentation to the Board and the second is still being evaluated by the Board.

    Significantly, until December 1998, shortly before the filing of the Insurgent Solicitation, two of the three Insurgents (Messrs. Kanzer and Rudick) were affiliated with Paramount and Mr. Kanzer is chairman of the board of directors of one of the merger candidates that Paramount proposed. Consequently, the Board is concerned that the Insurgents' intent and the likely outcome of the Insurgent Proposals will be the sale to and/or merger of the Company with a Paramount-affiliated entity that, due to the interrelated organizational structure of such entities, results in significant dilution to the Company's stockholders.

    The Company recognizes the importance of maximizing its investment in research and development. However, a business combination such as a merger would not necessarily achieve this objective. Although the Insurgent Solicitation mentions the need to conserve working capital in the same context, this too can be accomplished through other means. Throughout the course of its operational review in autumn 1998, an Executive Committee of the Board, consisting of Drs. Fildes, Prendergast and Iwaki (the "Executive Committee" or "Committee"), instituted several cost-savings measures that alone will conserve approximately $0.5 million in the next fiscal year. Additionally, in view of certain one-time charges incurred during 1998, the Company expects its general and administrative expenses to be significantly lower in 1999.

    The Company faces two strategic questions. First, can it rely on existing programs to provide a sustainable growth platform for the current shareholder base? Second, can those programs achieve such growth without significant further dilution to the existing shareholder base? The Board projects that the operational plan prepared by its Executive Committee as outlined above can be executed over the next twenty-four (24) months and that if executed successfully, will coincide with the ongoing revenue stream anticipated from the market launch of the Company's cataract surgical device, Catarex-TM-.

    In the meantime, the Company strongly believes that it will be able to attract a much broader stockholder base by demonstrating the validity of its product pipeline through the achievement of developmental milestones and the completion of corporate partner investments. These events may in turn permit the Company the opportunity to access equity investments judiciously as its market value appreciates. Further, the Board believes that current stockholders are best served in any potential corporate combination by situations that are not significantly dilutive and in which the combination will provide a growth platform through the acquisition of either a much more substantial product pipeline or significant cash and/or revenue streams.

    THE BOARD IS CONCERNED THAT ALTHOUGH THE INSURGENT SOLICITATION ON ITS SURFACE SPEAKS TO THE ISSUE OF CHANGING THE COMPANY'S STRATEGY TO CAPTURE ENHANCED STOCKHOLDER VALUE THROUGH A COMBINATION WITH ANOTHER ENTITY HAVING PROPRIETARY, NOVEL TECHNOLOGIES, THE MOST LIKELY OUTCOME OF SUCH A COMBINATION WOULD BE THE COMPANY'S SALE TO OR MERGER WITH ANOTHER PARAMOUNT-AFFILIATED COMPANY THAT WE BELIEVE WILL BE

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SIGNIFICANTLY DILUTIVE TO ATLANTIC'S EXISTING STOCKHOLDERS. SIGNIFICANTLY, TWO
OF THE THREE INSURGENTS HAVE LONG-STANDING AFFILIATIONS WITH PARAMOUNT.

    THE BOARD ALSO BELIEVES IT IS IMPORTANT TO STATE THAT, DESPITE THE FACT THAT THE INSURGENT SOLICITATION DOES NOT SEEK TO REMOVE DR. YUICHI IWAKI FROM THE BOARD, DR. IWAKI HAS PLAYED AN INTEGRAL ROLE IN THE ACTIVITIES OF THE EXECUTIVE COMMITTEE AND HAS SUPPORTED COMPLETELY THE INITIATIVES UNDERTAKEN BY THE COMMITTEE TO DATE. MOREOVER, DR. IWAKI WAS NOT CONSULTED BY THE INSURGENTS IN CONNECTION WITH THE INSURGENT SOLICITATION, AND HAS VOTED TO OPPOSE THE INSURGENT PROPOSALS AND TO SOLICIT STOCKHOLDER CONSENT TO REMOVE MR. KANZER FROM THE BOARD.

    OF FURTHER CONCERN TO THE COMPANY IS THE RELATIVE LACK OF EXPERIENCE AND QUALIFICATION OF INSURGENTS, AS THEIR PRINCIPAL STATED CONTENTIONS WITH THE BOARD CONCERN MATTERS OF CORPORATE STRATEGY AND FAMILIARITY WITH THE BIOTECHNOLOGY AND PHARMACEUTICAL INDUSTRIES. NEITHER OF THE INSURGENTS NOMINATED FOR BOARD MEMBERSHIP IS A STOCKHOLDER OF THE COMPANY. DR. RUDICK, FORMERLY A STOCKHOLDER, HAS SOLD ALL SHARES OF STOCK OF WHICH HE WAS A RECORD OWNER AND, TO THE COMPANY'S KNOWLEDGE, HAS NOT OWNED SHARES OF STOCK SINCE JULY 1998. ONLY ONE OF THE INSURGENTS HOLDS AN ADVANCED DEGREE IN MEDICINE OR THE SCIENCES. ACCORDING TO THE INSURGENT SOLICITATION, ONE OF THE INSURGENT NOMINEES FOR BOARD MEMBERSHIP HAS NEVER PREVIOUSLY SERVED AS A CORPORATE DIRECTOR AND HAS LESS THAN TWO YEARS' EXPERIENCE IN THE CORPORATE SECTOR. THE OTHER TWO INSURGENTS HAVE LONG HISTORIES WITH PARAMOUNT, ITS AFFILIATES AND/OR COMPANIES IN WHICH PARAMOUNT HAS BEEN A PRIMARY INVESTOR.

    BY WAY OF CONTRAST, MANAGEMENT BELIEVES THAT THE MORE THAN SIXTY (60) YEARS' CUMULATIVE EXPERIENCE IN THE BIOTECH AND PHARMACEUTICAL INDUSTRIES, THE PROFESSIONAL EDUCATION, BREADTH OF EXPERIENCE, INDEPENDENCE AND MATURITY OF ITS BOARD, TOGETHER WITH ITS MEMBERS' EXPERIENCE WITH THE COMPANY TO DATE, BETTER EQUIP THE COMPANY TO FACE THE CHALLENGES POSED BY TODAY'S INDUSTRY AND MARKET CONDITIONS. FOLLOWING ARE BRIEF BIOGRAPHIES OF THE COMPANY'S CURRENT BOARD MEMBERS, WITH THE EXCEPTION OF MR. KANZER:

    DR. FILDES, 60, was elected to the Company's Board in October 1997, has been its Chairman since June 1998, and served as its Interim President and Chief Executive Officer ("CEO") from July 1998 through December 1998. He was previously Chairman and CEO of Scotgen Biopharmaceuticals, Inc., President and CEO of Cetus Corporation, and President of Biogen Inc. He was previously Vice President of Worldwide Operations for the industrial division of Bristol Myers Corporation and has held senior executive research and development positions at Glaxo Wellcome PLC. Dr. Fildes is a founder and past board member of the Industrial Biotechnology Association and was formerly a consultant to the U.S. Office of Technology Assessment. Dr. Fildes is currently a member of the boards of directors at SB 2, Inc., Cytovax Biotechnologies, Inc., Carrington Laboratories, Inc., and La Jolla Pharmaceuticals Company. He previously served as a director at Cascade Oncogenics, Inc., TSI, Inc., Viagene, Inc., and Jenner Technologies, Inc. In addition, he is a founder and past board member of the Industrial Biotechnology Association and was formerly a member of the Haas School of Business advisory board at the University of California, Berkeley, and a consultant to the U.S. Office of Technology Assessment. Dr. Fildes was graduated with a B.Sc. in chemistry and human physiology from the University of London, where he also received a D.C.C. in microbiology and a Ph.D. in biochemical genetics.

    DR. IWAKI, 49, is the Director, Transplantation Immunology and Immunogenetics Laboratory in the Department of Urology at the University of Southern California, and is a Professor of Urology, Surgery, and Pathology at the University of Southern California School of Medicine. Prior to joining Atlantic's Board of Directors in August 1996, he has held various academic appointments at the University of Southern California School of Medicine, the University of Pittsburgh, the University of California, Los Angeles, Sapporo Medical School, Nihon University School of Medicine, and Tokay School of Medicine. Dr. Iwaki has also held various management positions at hospitals and laboratories, including the University of Southern California, Sharp Memorial Hospital and University Presbyterian Hospital. Dr. Iwaki also serves on the board of directors of Avigen, Inc., a publicly traded pharmaceutical company, and of a second privately held corporation. He received his M.D. and Ph.D. from Sapporo Medical School in Japan.

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    MR. CLEARY, 53, has been a member of the Company's Board since December 1998 and was co-founder, President and CEO of CardioGene Therapeutics, a cardiovascular gene therapy company, from its inception in 1996 until its successful merger with Boston Scientific Corporation in 1998. Following a transition period, he resumed a private consulting practice to biotech and healthcare companies. Previously, Mr. Cleary served as President and CEO of IMRE Corporation (now Cypress Bioscience) and Theragen Inc. While serving as
President and CEO at each of these corporations, Mr. Cleary initiated and expanded partnership arrangements while providing positive financial returns to investors. He also spent seven and 14 years, respectively, in a variety of executive positions at CYTOGEN Corporation and Johnson & Johnson (J&J). From
1980 to 1986, Mr. Cleary worked in J&J's Iolab Corporation, a $90 million ophthalmic unit, where he was responsible for designing and implementing a corporate strategy for profitable growth of an acquired intraocular lens product line. Mr. Cleary was graduated from Rutgers University with a Bachelors of Science in Accounting and has completed the Executive Program for International Managers at Columbia University's Graduate School of Business.

HISTORICAL PERSPECTIVE

    The Company completed its initial public offering of common stock in December 1995 and completed another financing round in October 1997. Since its first financing, the Company has pursued a strategy of developing proprietary early stage technologies until such time that the Company can complete significant corporate partnerships. The Company has sought to develop four independent programs that have product opportunities in areas as diverse as cataract surgery, pain/inflammation, infectious disease, cancer and restenosis. The Company has attempted to achieve proof-of-principle studies that can then generate sufficient data to attract pharmaceutical company development and investment agreements, anticipating that the terms of such relationships will bring additional financial capital to focus on the in-house development of programs, together with other technologies. In the immediate term, the strategy is to provide the opportunity for the Company to sustain itself and to attract a broader shareholder base without significant dilution to the existing shareholder base. Moreover, as and if the Company generates partnership revenue with its initial set of potential products, it may be able to secure rights to other products that will either be in a later stage of development or that will have a lower risk profile. In view of the risks involved in such early stage programs, the Company has adopted the strategy of pursuing a diverse portfolio of opportunities primarily in order to further enhance the risk/benefit profile but also so as not to be reliant upon the success of a single platform or product opportunity.

CURRENT DIRECTION / OPERATIONAL PLAN

    At the end of June 1998, the Company's then-President and CEO resigned, at which time the Executive Committee was appointed to conduct the ongoing affairs of the Company and to identify a candidate for the full-time President and CEO position. The combined expertise of the Committee has permitted the Company to evaluate critically its technical and strategic options.

    After undertaking a comprehensive review of the Company's programs, the Committee reported its analyses to the Board and recommended that certain actions be taken to ensure the continued strategic growth of the Company. Most significantly, the Company had just finalized its first partnership with Bausch & Lomb Surgical ("B&L") for the license of our Catarex surgical product, which included up-front fees and milestone payments totaling $9.5 million in potential revenue over a two-year period, assumption by B&L of all further development costs, and a royalty to the Company of seven percent (7%) on worldwide sales. Of the up-front fees and milestone payments, $2.5 million has already been received. The Committee's assessment of the Company's other technologies revealed the possibility of creating significant value within the timeframe of this anticipated revenue stream. Moreover, the completion of its first partnership agreement gave stronger credibility to the Company's strategy so long as each product and technology had demonstrable near term validation events to sustain the Company's growth.

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    The Company's current operational plan calls for the continued development of its analgesic compound, CT3, for which the Company intends to conduct a Phase I clinical trial in Europe in the late summer of 1999. To date, preclinical data has shown that CT3 has the same analgesic effects as morphine and potentially without the serious side effects of tolerance and addiction. Confirmation of this profile in humans will provide a further opportunity to generate a significant pharmaceutical development partnership, thereby solidifying its future revenue stream and further sustaining the growth of the Company.

    The Executive Committee has recommended a more judicious path for the Company's Antisense technology and Cyclodextrin compounds. In an effort to conserve cash, the Committee directed management to focus the Company's research and development programs on a development effort leading to the identification of a cyclodextrin compound and a product lead for the treatment of Respiratory Syncitial Virus. The Committee believed that this would be most appropriate use of funds and provide a lower risk/ benefit profile for nearer-term value creation of these programs.

    In this way, the Board believes that the Company will be able to generate a lead product candidate from each of its technology programs. The operational plan was prepared and agreed to by the Executive Committee, at which time it was submitted to and approved by the Board.

JUSTIFICATION AND VALUE CREATION FOR SHAREHOLDERS

    Since the resignation of its former CEO in June 1998, the Company has relied on the wealth of experience of its Board members to provide strategic advice and oversight in pursuing an appropriate course of action for the Company. The Board believes that the current operational plan does not need any significant cash infusion before it can achieve milestones and create continued and enhanced shareholder value. More importantly, in view of both the Board's and management's confidence in the ability of the Company's product and technology portfolio to attract pharmaceutical partners, the Board believes strongly that the current shareholder base is best served by maintaining strategic focus over this period. Further, the Board also believes that it should evaluate all possible ways of creating market appreciation through combinations, alliances, acquisitions and product opportunities, and that the last approach is carried out together with, and not independent of, the Company's existing technologies and products.

    The Company believes that, pending necessary regulatory approvals, its technology programs can generate partnership revenue during the next eighteen
(18) to twenty-four (24) months, at which time it anticipates receipt of further milestone and ongoing royalty revenue payments from B&L. Considering the potential of the cataract surgery market, the Company estimates the worldwide market opportunity for this device currently to be at least $200-$400 million. Because the Company is entitled to a seven percent (7%) royalty on worldwide sales of Catarex, the Company believes it may be able to defray a meaningful percentage of its ongoing and future development costs at the time the device is commercialized.

    Under this scenario, it is possible that Atlantic Pharmaceuticals can achieve, at a minimum, cash flow positivity and subsequently, profitability in the next two or three years. Given that this milestone may occur and that the Company can also generate at least one more significant revenue partnership for the CT3 program within this period, the Board believes that the bests interests of the current shareholder base are being well served through the implementation of the current strategy and operational plan. Of course, if B&L's sales do not meet expectations, if the Company is unable to find a partner for the development of CT3 or if there is any other delay in its development program, the Company may be required to seek opportunistic bridge financing from the public or private capital markets.

                                 THE PROPOSALS

    The Company is seeking written consents from the holders of shares of Stock to adopt each of the Company Proposals without a stockholders' meeting, as permitted by the DGCL. The effectiveness of each Company Proposal is subject to, and conditioned upon, the adoption of such proposal by the holders of record, as of the close of business on the Record Date, of a majority of the voting power of the shares of

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Common Stock outstanding. Additionally, the holders of at least two-thirds
(66.67%) of all outstanding Preferred Stock, voting separately as a class, must consent to the adoption of the Company Proposal to amend the Series A Certificate of Designations.

I. DIRECTOR REMOVAL PROPOSAL

    This proposal would remove Steve H. Kanzer as a member of the Board. The text of the resolution is as follows:

       RESOLVED, that Steve H. Kanzer is hereby removed from the Board of Directors of the Company and his office is hereby declared vacant.

    Delaware law and the Company's by-laws provide that directors of the Company may be removed, with or without cause, by the holders of a majority of the shares of stock then entitled to vote at an election of the directors. This proposal would remove Mr. Kanzer from the Board so that the remaining members of the Board would constitute the entire Board until existing vacancies are filled.

    Several statements in the Insurgent Solicitation suggest that changes that occurred in the biotechnology industry during 1998 will adversely impact the ability of companies to obtain financing on reasonable terms. The Board, cognizant of such industry parameters, has devised the Company's strategy accordingly, intending to minimize the potential for significant stockholder dilution. The Board's approach is conservative cash management in continuing the Company's current potential products, with a view toward opportunistic pursuit of merger and product acquisition candidates. In contrast, Mr. Kanzer's approach has apparently been to pursue a sale or merger of the Company at any cost, notwithstanding any resulting significant dilution to stockholders. Holders of outstanding shares of Preferred Stock, the placement agent for which was Paramount, are entitled to the benefits of a liquidation preference upon the occurrence of certain business combinations. Consequently, an acquisition, merger, sale of the Company's assets or similar transaction would likely trigger such liquidation preference, thereby further diluting holders of the Company's Common Stock.

    Mr. Kanzer, the Insurgent Board member, has for the past eighteen (18) months displayed a pattern of being the sole dissenting vote on resolutions concerning the daily ongoing operations of the Company and those introducing independent outside Board members, disrupting Board meetings with his behavior and thereby delaying the Board's ability to focus on its responsibilities and to serve efficiently and effectively.

    For these reasons, the Board RECOMMENDS THAT YOU CONSENT TO THE DIRECTOR REMOVAL PROPOSAL.

II. CHARTER AMENDMENT PROPOSAL

    This proposal would delete in its entirety clause (vii) of Section 6(b) of the Certificate of Designations of Series A Convertible Preferred Stock of the Company (the "Certificate of Designations"), thereby amending the Company's Certificate of Incorporation (the Certificate of Designations and the Certificate of Incorporation, together, the "Charter"). The text of the resolution amending the Charter is set forth below:

       RESOLVED, that the Charter be, and it hereby is, amended such that clause (vii) of Section 6(b) of the Certificate of Designations of Series A Convertible Preferred Stock of the Company is hereby deleted in its entirety.

    Section 6(b) of the Certificate of Designations currently provides that, for so long as fifty percent (50%) of the shares of Preferred Stock are outstanding, the Company must obtain the affirmative vote or consent of the holders of at least two-thirds (66.67%) of all outstanding Preferred Stock, voting separately as a class, in order to permit, effect or validate a number of corporate actions. Clause (vii) of that Section provides that the Company may not permit, effect or validate without the consent of a supermajority of shares of Preferred Stock, any transactions between the Company and its affiliates (other than transactions between the Company and its subsidiaries in the ordinary course of business). Consent is not required for issuances of Common Stock. There are currently no arrears in dividends or defaults in principal or interest with regard to the Preferred Stock.

    The Company has found, and continues to find it increasingly difficult to conduct the Company's business effectively as a result of this provision. Because the definition of "affiliates" could include the Company's present or future directors, officers, employees and consultants, and because the restriction includes "any transaction," the holders of the Preferred Stock have a de facto veto power over the Company's ability to enter into employment, indemnification, and consulting agreements and to set compensation and bonus matters for such persons, among other fundamental corporate actions. It is burdensome, expensive and time-consuming for the Company to repeatedly solicit the approval of a large number of stockholders. Consequently, the Company may be required to forgo desirable corporate opportunities and its ability to recruit and retain qualified management personnel may be significantly adversely affected. Holders of shares of Preferred Stock will retain significant protective provisions and the Company will remain subject to its Charter, by-laws and to state and federal laws governing transactions with its affiliates. Consequently, the Company believes that its stockholders will remain adequately protected from potentially self-serving transactions and that, in fact, class voting rights of the Preferred Stock with regard to the relevant clause may be detrimental to the Company and to its Common Stockholders.

    For these reasons, the Board RECOMMENDS THAT YOU CONSENT TO THE CHARTER PROPOSAL.

                             THE CONSENT PROCEDURE

    Section 228 of the DGCL states that, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. In the case of this consent solicitation, written, unrevoked consents of the holders of a majority of the outstanding shares of Stock as of the Record must be delivered to the Company as described above to effect the actions as to which consents are being solicited hereunder. Section 228 of the DGCL further provides that no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by Section 228, written consents signed by a sufficient number of holders to take such action are delivered to the Company in the manner required by Section 228. If either or both of the Company Proposals are adopted, the Company will promptly notify those stockholders who did not consent to such proposals.

    Although the DGCL permits stockholders to elect directors by written consent in addition to voting at a special or annual meeting, Section 211(b) of the DGCL provides that if such written consent is not unanimous, then "such action by written consent may be in lieu of holding an annual meeting only if all the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action." Because certain Board members own shares of Stock and the Company believes that they will not consent to the Insurgent Proposals, such proposals will likely not be adopted by unanimous consent. Not all directorships to which directors could be elected are presently vacant, nor are all such directorships being filled by the Insurgent Proposals. Consequently, the Company believes that the election of directors for which the Insurgents are soliciting proxies will not be in lieu of the Company's annual meeting. Therefore, an election of directors is still required by Delaware law at the Company's forthcoming annual meeting, and holders of Stock will once again be entitled to vote as to the composition of the Board at such annual meeting.

    THE COMPANY CURRENTLY INTENDS TO CEASE THE SOLICITATION OF WRITTEN CONSENTS ONCE IT HAS DETERMINED THAT VALID AND UNREVOKED CONSENTS REPRESENTING A MAJORITY OF THE VOTING POWER REPRESENTED BY ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AS OF THE RECORD DATE, AND/OR TWO-THIRDS (66.67%) OF THE PREFERRED STOCK VOTING POWER AS OF THE RECORD DATE, HAVE BEEN OBTAINED. WHEN THE COMPANY PROPOSALS FOR WHICH CONSENTS ARE GIVEN BECOME EFFECTIVE, A STOCKHOLDER WILL BE UNABLE TO REVOKE HIS OR HER CONSENT.

CONSENT FORM SPECIAL INSTRUCTIONS

    If you were a record holder of Stock as of the close of business on the Record Date, you may consent to, withhold consent or abstain with respect to each of the Company Proposals by marking the "CONSENT," "WITHHOLD CONSENT," or "ABSTAIN" box, as applicable, underneath each and every Company Proposal on the accompanying consent form and by signing, dating and returning the form promptly in the enclosed postage-paid envelope. The consent form will be voted in accordance with the stockholder's instruction on such form. If the enclosed consent form is signed and returned and no instruction is given, the shares of Stock to which such form pertains will be voted IN FAVOR OF each of the Company Proposals and if the consent form is signed and returned but not dated, the form will be dated as of the date it is received by the Company.

    THE COMPANY RECOMMENDS THAT YOU CONSENT TO EACH OF THE COMPANY PROPOSALS. YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED CONSENT FORM AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO THE ADDRESS SET FORTH UNDER THE "SUMMARY OF CONSENT PROCEDURE." FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE COMPANY PROPOSALS.

    If your shares of Stock are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for the consent form representing your shares of Stock to be marked, dated, signed and mailed. Only that institution can execute a consent form with respect to your shares held in the institution's name and only upon receipt of specific instructions from you. The Company urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Ms. Margaret A. Schalk at the address set forth under "Summary of Consent Procedure" so that the Company is aware of all instructions given and can attempt to ensure that such instructions are followed.

    BROKER NON-VOTES, ABSTENTIONS OR FAILURE TO RETURN A SIGNED CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSALS. THE COMPANY URGES EACH STOCKHOLDER TO ENSURE THAT THE RECORD HOLDER OF HIS OR HERE SHARES MARKS, SIGNS, DATES AND RETURNS THE ENCLOSED CONSENT AS SOON AS POSSIBLE.

                                APPRAISAL RIGHTS

    Holders of Stock are not entitled to appraisal rights in connection with the solicitation of written consents for the adoption of any or all of the Company Proposals.

                             SHAREHOLDER PROPOSALS

    The deadline for holders of Stock to submit proposals for inclusion in the Company's proxy statement and form of proxy for the Company's 1999 annual meeting of stockholders was December 12, 1998.

                             SOLICITATION AND COSTS

    The Solicitation is being made by the Company, which will bear the costs thereof. The Company has not yet determined whether it will employ any third parties in connection with the solicitation of written consents of its stockholders in connection with the Company Proposals. The costs incurred by the Company in connection with the Solicitation will depend largely upon whether other participants are employed to solicit stockholders. If a third-party solicitor is retained, costs borne by the Company are expected to be approximately $40,000, including attorneys fees and postage. Of course, actual costs and expenses could differ materially, particularly if the Company becomes involved in litigation related to the Solicitation or the Insurgent Solicitation.

                          INTEREST OF CERTAIN PERSONS

    The Company's current directors and executive officers could potentially be affected by the Charter Amendment Proposal. The Company is also required to disclose that Dr. Prendergast, and Paul D. Rubin, M.D., each of whom resigned as a Board member during the last fiscal year, and Mr. J.D. Lindjord, who resigned as President and CEO of the Company during the last fiscal year, may potentially be affected by the same proposal. Because such persons are likely deemed "affiliates" of the Company, any transactions between such persons and the Company are currently subject to approval by the holders of two-thirds of the Preferred Stock. If the Charter Amendment Proposal is approved by the stockholders, then the Company will no longer be required to seek such approval. In addition, any of the above persons could be affected by the adoption of the Director Removal Proposal to the extent that the quorum and majority requirements for decisions of the Board will change in the event that Mr. Kanzer is removed from the Board. As a result, the Board may be able to take actions that Mr. Kanzer's presence delayed or prevented.

    The Stock holdings of each of the Company's current directors and executive officers, as well as those of Dr. Prendergast and Mr. Lindjord, are included in the following table.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Stock as of the Record Date, by (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and executive officer of the Company and (iii) all current directors and executive officers as a group. The Company does not know of any person who beneficially owns more than five percent of the Preferred Stock, and none of the Company's directors or executive officers owns any shares of Preferred Stock. The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of the Company's Common Stock subject to convertible securities that are currently exercisable or convertible or that will become exercisable or convertible within sixty (60) days are deemed to be beneficially owned by the person holding such convertible security for computing the percentage ownership of such person, but are not treated as outstanding for computing the percentage of any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the Company's Stock listed below, based upon such information furnished by such owners, have sole investment power with respect to such shares, subject to community property laws where applicable.

                                                                                   NUMBER OF   PERCENT OF TOTAL SHARES
NAME AND ADDRESS                                                                    SHARES         OUTSTANDING(1)
--------------------------------------------------------------------------------  -----------  -----------------------
Lindsay A. Rosenwald, M.D.(2) ..................................................                               %
  787 7th Avenue
  New York, NY 10019

VentureTek, L.P.(3) ............................................................                               %
  39 Broadway
  New York, NY 10006

Joseph Stevens & Co. Inc.(4) ...................................................                               %
  33 Maiden Lane, 8th floor
  New York, NY 10038

Mellon Bank Corporation ........................................................                               %
  One Mellon Bank Center
  Pittsburgh, PA 15258

Jon D. Lindjord(5)..............................................................                               %

Stephen R. Miller, M.D.(5)......................................................                               %

John K.A. Prendergast, Ph.D.(6).................................................                               %

Margaret A. Schalk(5)...........................................................                               %

Yuichi Iwaki, M.D., Ph.D.(5)....................................................                               %

Shimshon Mizrachi(5)............................................................                          *

Robert A. Fildes, Ph.D.(5)......................................................                          *

Paul D. Rubin, M.D.(5)..........................................................                               %

Steve H. Kanzer, Esq.(7)........................................................                               %

All current executive officers and directors as a group (7 persons) (5-7).......                               %

------------------------

*   Less than 1.0%

(1) Percentage of beneficial ownership is calculated assuming [    ] shares of
    Common Stock were outstanding on January 25, 1999. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to shares of Common Stock.

(2) Includes [    ] shares owned by Dr. Rosenwald's wife and trusts in favor of his minor children. Dr. Rosenwald disclaims beneficial ownership of such
    shares. Does not include [    ] shares collectively owned by Dr. Rosenwald's
    mother and two brothers, of which Dr. Rosenwald disclaims beneficial
    ownership. Includes [    ] shares owned by two companies of which Dr.
    Rosenwald is the sole stockholder. Includes [    ] shares of Common Stock
    into which shares of Series A Preferred may be converted upon exercise of a
    warrant, exercisable within 60 days of January 25, 1999, for [    ] shares
    of Series A Preferred.

(3) The general partner of VentureTek, L.P. is Mr. C. David Selengut. Mr. Selengut may be considered a beneficial owner of the shares owned by VentureTek, L.P. by virtue of his authority as general partner to vote and/or dispose of such shares. VentureTek, L.P. is a limited partnership, the limited partners of which include Dr. Rosenwald's wife, children, sisters of Dr. Rosenwald's wife and their husbands and children. Dr. Rosenwald disclaims beneficial ownership of such shares.

(4) Represents shares of Common Stock underlying a warrant, exercisable within 60 days of January 25, 1999, for shares of Common Stock and securities convertible into Common Stock.

(5) Represents options exercisable within 60 days of January 25, 1999.

(6) Includes [ ] shares of Common Stock held in trust for the benefit of the children of Dr. Prendergast. Dr. Prendergast disclaims beneficial ownership
    of such shares. Includes [    ] shares of Common Stock underlying options
    exercisable within 60 days of January 25, 1999. Includes [    ] shares of
    Common Stock underlying a warrant exercisable within 60 days of January 25, 1999.

(7) Includes [    ] shares underlying options exercisable within 60 days of
    January 25, 1999.

    YOUR CONSENT IS IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE CONSENT TO THE COMPANY PROPOSALS BY MARKING, SIGNING, DATING AND MAILING THE ENCLOSED CONSENT FORM TO THE COMPANY PROMPTLY.

                                          THE BOARD OF DIRECTORS

Dated: February [  ], 1999

                         ATLANTIC PHARMACEUTICALS, INC.
               CONSENT OF STOCKHOLDER TO ACTION WITHOUT A MEETING
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                         ATLANTIC PHARMACEUTICALS, INC.

    Unless otherwise indicated below, the undersigned, a stockholder on January 25, 1999 (the "Record Date") of Atlantic Pharmaceuticals, Inc. (the "Company"), hereby consents, pursuant to Section 228 of the General Corporation Law of the State of Delaware, with respect to all shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") and Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Preferred Stock," and together with the Common Stock, the "Stock") held by the undersigned, to each of the following actions to be taken by the Company and the holders of Stock without a meeting, without prior notice and without a vote. Capitalized terms not otherwise defined in this consent refer to the terms so defined in the Proxy Statement filed by the Company in connection herewith, a copy of which I've received. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU CONSENT TO EACH OF THE FOLLOWING COMPANY PROPOSALS.

     1. RESOLVED, that Steve H. Kanzer is hereby removed from the Board of Directors of the Company and his office is hereby declared vacant.

               [  ] CONSENT       [  ] WITHHOLD CONSENT       [  ] ABSTAIN

     2. RESOLVED, the Charter be, and it hereby is, amended such that clause
        (vii) of Section 6(b) of the Certificate of Designations of Series A Convertible Preferred Stock of the Company is hereby deleted in its entirety.

               [  ] CONSENT       [  ] WITHHOLD CONSENT       [  ] ABSTAIN

    To consent, to withhold consent or to abstain from consenting to the Company Proposals set forth above, check the appropriate box beneath each proposal. IF ANY BOX IS NOT MARKED ABOVE, BUT YOU HAVE SIGNED AND DATED THIS WRITTEN CONSENT, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO EITHER OR BOTH OF THE UNMARKED COMPANY PROPOSALS.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority: ___________________________
                                   (Print name(s) on certificate)

Please sign your name(s):
------------------------------------ Date:______________________________________
    (Authorized Signature(s))

--------------------------------------------------------------------------------

                 (Title or signature authority, if applicable)

If you wish your consent to apply to fewer than all shares of Stock you own of record, please indicate the number of shares you wish to allocate to the Company Proposals (Please contact the Company if you are unsure how many shares of any class you held as of the Record Date):

________________________________________ _______________________________________
           (Common Stock)                           (Preferred Stock)